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                                                                     EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           BARRIER THERAPEUTICS, INC.

         Barrier Therapeutics, Inc. (the "Corporation"), a corporation incorporated and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1. The name of the Corporation is Barrier Therapeutics, Inc. The Certificate of Incorporation of the Corporation was originally filed by the Corporation with the Secretary of State of the State of Delaware on September 17, 2001.

2. This Restated Certificate of Incorporation restates and amends the Certificate of Incorporation of the Corporation. This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and was adopted by written consent of the stockholders of the Corporation given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware (prompt notice of such action having been given to those stockholders who did not consent in writing).

3. Immediately prior to the filing of this Restated Certificate of Incorporation, all shares of outstanding Series A, Series B and Series C Preferred Stock were converted to Common Stock.

4. The text of the Certificate of Incorporation of the Corporation is hereby restated and amended to read in its entirety, as of the effective time, as follows:

                                    ARTICLE I

         The name of the Corporation is Barrier Therapeutics, Inc.

                                   ARTICLE II

         The registered office of the Corporation is to be located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

         The aggregate number of shares of all classes of capital stock which the Corporation shall have authority to issue is eighty-five million (85,000,000) shares, consisting of eighty million
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(80,000,000) shares of Common Stock, par value $.0001 per share ("Common
Stock"), and five million (5,000,000) shares of Preferred Stock, par value $.0001 per share ("Preferred Stock").

         The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.       COMMON STOCK

         1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

         2. Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate of Incorporation. There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

         3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

         4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

B.       PREFERRED STOCK

         Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated in one or more certificates of designation (each a "Certificate of Designation"). The voting powers, preferences and relative, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series may differ from those of any and all other series of Preferred Stock at any time outstanding, and the Board of Directors is hereby expressly granted authority to fix, by resolution or resolutions and filing of a Certificate of Designation, or, except as otherwise required by law, alter the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of each series, including but without limiting the generality of the foregoing, the following:

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         1.       Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law;

         2. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided in the Certificate of Designation or otherwise required by law;

         3. The distinctive designation of such series and the number of shares to constitute such series, which number (except as set forth in the Certificate of Designation with respect to such series) may be increased or decreased (but not below the number of shares of such series then outstanding) from time to time by the Board of Directors;

         4. The rights in respect of dividends, if any, on the shares of such series, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or series of stock of the Corporation, and whether such dividends shall be cumulative;

         5. The right or obligation, if any, of the Corporation to redeem shares of the particular series of Preferred Stock and, if redeemable, the price, terms, conditions and manner of such redemption and terms of any sinking fund or redemption account;

         6. The special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation;

         7. The right, if any, of the holders of such series of Preferred Stock to convert the same into, or exchange the same for, shares of any other class or series of stock of the Corporation, and the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

         8. The voting powers, if any, of the holders of such series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with the holders of any other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation generally or under such specific circumstances and on such conditions as shall be provided in the Certificate of Designation, including, without limitation, in the event there shall have been a default in the payment of dividends on or redemption of any one or more series of Preferred Stock;

         9. Limitations, if any, on the issuance of additional shares of such series or any shares of any other class or series of stock of the Corporation; and

         10. Such other preferences, powers, and special, participating, optional, relative or other rights, and the qualifications, limitations and restrictions thereof, as the Board of Directors shall determine.

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         The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware upon the election of directors (the "Voting Stock"), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Certificate of Designation for such series.

         Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.

                                    ARTICLE V

         For the management of the business and for the conduct of the affairs of the Corporation, it is further provided that:

A. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Corporation's Board of Directors.

B. Number of Directors; Election of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of directors of the Corporation shall be established by the Board of Directors. Election of directors need not be by written ballot, except as and to the extent provided in the Bylaws of the Corporation.

C. Classes of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the Board of Directors shall be and is divided into three classes: Class I, Class II and Class III.

D. Terms of Office. Subject to the rights of holders of any series of Preferred Stock to elect directors, each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each director initially elected to Class I shall serve for a term expiring at the Corporation's annual meeting of stockholders held in 2005; each director initially elected to Class II shall serve for a term expiring at the Corporation's annual meeting of stockholders held in 2006; and each director initially elected to Class III shall serve for a term expiring at the Corporation's annual meeting of stockholders held in 2007; provided further, that the term of each director shall continue until the election and qualification of his successor and be subject to his earlier death, resignation or removal.

E. Quorum. The greater of (a) a majority of the directors at any time in office and (b) one-third of the number of directors fixed pursuant to Section B of this Article V shall constitute a quorum. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

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F.       Action at Meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law or by this Restated Certificate of Incorporation.

G. Removal. Subject to the rights of holders of any series of Preferred Stock, directors of the Corporation may be removed only for cause and only by the affirmative vote of the holders of at least sixty-six and two thirds percent (66 2/3%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors.

H. Vacancies. Subject to the rights of holders of any series of Preferred Stock, any vacancy or newly created directorships in the Board of Directors, however occurring, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director and, unless otherwise determined by the Board of Directors, shall not be filled by the stockholders. A director elected to fill a vacancy shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor and to such director's earlier death, resignation or removal.

I. Stockholder Nominations and Introduction of Business, Etc. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Bylaws of the Corporation.

                                   ARTICLE VI

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any amendment, alteration, change or repeal of this Article VI by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE VII

         Subject to any restrictions contained in the Bylaws, the Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of such person in connection with such action or proceeding and any appeal therefrom.

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                                  ARTICLE VIII

         Stockholders of the Corporation may not take any action by written consent in lieu of a meeting.

                                   ARTICLE IX

         Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

                                    ARTICLE X

         In furtherance and not in limitation of the powers conferred by law, an affirmative vote of a majority of the directors present at any regular or special meeting the Board of Directors of the Corporation at which a quorum is present shall be required to make, alter, amend and repeal the Bylaws of the Corporation, subject to the power of the holders of the capital stock of the Corporation to make, alter, amend or repeal the Bylaws.

                                   ARTICLE XI

         Notwithstanding any other provision of this Certificate, or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Certificate, the affirmative vote of the holders of not less than sixty-six and two thirds percent (66 2/3%) of the outstanding shares of the Corporation then entitled to vote upon the election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, ARTICLE V, ARTICLE VIII, ARTICLE IX, ARTICLE X or this
ARTICLE XI of this Restated Certificate of Incorporation.

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         IN WITNESS WHEREOF, the Corporation has caused this Restated
Certificate of Incorporation to be signed by its Chief Executive Officer this 27th day of April, 2004.

                                    BARRIER THERAPEUTICS, INC.

                                    By:  GEERT CAUWENBERGH
                                         ______________________________________
                                         Geert Cauwenbergh, Ph.D.
                                         Chief Executive Officer

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